Exhibit 10.39

FIRST AMENDMENT

This First Amendment (“Amendment”), dated January 4, 2005 (the “Effective Date”), by and between Flextronics Sales and Marketing (A-P) Ltd., a Mauritius corporation (“Buyer”), and Agilent Technologies, Inc., a Delaware corporation (“Seller”), amends that certain Asset Purchase Agreement, dated October 27, 2004, by and between the Buyer and Seller (the “Agreement”). Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, pursuant to Section 10.1(a) of the Agreement, either Party may terminate the Agreement if the Closing has not occurred by ninety (90) days following the date of the Agreement;

WHEREAS, both Parties desire to change the termination date specified in Section 10.1(a) of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

AGREEMENT

1. The Parties agree that Section 10.1(a) of the Agreement shall be deleted and replaced in its entirety with the following:

“(a) by either Party if the Closing shall not have occurred by one hundred and twenty (120) days from the date hereof; provided, however, that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;”

2. This Amendment shall be governed by the laws of the State of California. Except for the amendment stated above, no other provision of the Agreement is amended and it shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives as of the Effective Date.

FLEXTRONICS SALES & MARKETING (A-P) LTD.

By:	/S/ MANNY MARIMUTHU
Name:	Manny Marimuthu
Title:	Director

AGILENT TECHNOLOGIES, INC.

By:	/S/ YOUNG SOHN
Name:	Young Sohn
Title:	President, Semiconductor Products Group